EXHIBIT 23.2



                        [Letterhead of Arthur Andersen]

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     With respect to the Registration Statement on Form S-8 relating to the Terra Networks, S.A. Stock Option Plan (the "Plan"), which consists of Phase I of the Plan, Phase II of the Plan, and the U.S. Program under Phase II of the Plan, as independent public accountants we hereby consent to the incorporation by reference in this registration statement of our Independent Auditors' Report dated February 21, 2001 (except with respect to note 19 of the Financial Statements, as to which the date is April 20, 2001) relating to the audited consolidated financial statements (the "Financial Statements") of TERRA NETWORKS, S.A. (named TELEFONICA INTERACTIVA, S.A. until September 7, 1999, and SUBSIDIARIES, as described in Note 1 (the Terra Networks Group), comprising the consolidated balance sheets as of December 31, 2000 and 1999, and the related consolidation statements of operations, for each of the three years ended December 31, 2000.



/s/ Arthur Andersen
-------------------
ARTHUR ANDERSEN


Madrid, Spain

November 15, 2001